EXHIBIT 99.2
                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of CirTran Corporation on Form 10-QSB/A for the period ending September 30, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Iehab Hawatmeh, President and Chief Executive Officer of the Company, certifies, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

December 23, 2002
                                /s/ Iehab J. Hawatmeh
                               __________________________________________
                               Iehab J. Hawatmeh
                               President and Chief Financial Officer